Exhibit 10.38

FOURTH AMENDED AND RESTATED PERFORMANCE GUARANTY
This FOURTH AMENDED AND RESTATED PERFORMANCE GUARANTY, dated as of February 18, 2020 (this “Performance Guaranty”), is made by DXC TECHNOLOGY COMPANY, a Nevada corporation (“Performance Guarantor” or “DXC”), in favor of PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Guaranteed Party”) for the benefit of the Secured Parties.
WITNESSETH
WHEREAS, DXC Receivables LLC (f/k/a CSC Receivables LLC), a Delaware limited liability company (the “Seller”), as buyer, DXC, as servicer (in such capacity, together with its successors and assigns, the “Servicer”), Alliance-One Services, Inc., a Delaware corporation (“Alliance-One”), CSC Consulting, Inc., a Massachusetts corporation (“CSC Consulting”), CSC Cybertek Corporation, a Texas corporation (“CSC Cybertek”), Mynd Corporation, a South Carolina corporation (“Mynd”), PDA Software Services LLC, a Delaware limited liability company (“PDA Software”), DXC Technology Services LLC, a Delaware limited liability company (“DXC Technology Services”), Computer Sciences Corporation, a Nevada corporation (“CSC”), CSC Puerto Rico, LLC, a Puerto Rico limited liability company (“CSC Puerto Rico”), CSC Covansys Corporation, a Michigan corporation (“CSC Covansys”), Tribridge Holdings, LLC, a Delaware limited liability company (“Tribridge”), and DXC MS LLC, a California limited liability company (“DXC MS”), have entered into that certain Purchase and Sale Agreement, dated as of December 21, 2016, as amended by that certain First Amendment to the Purchase and Sale Agreement, dated as of August 22, 2018, as further amended by that certain Second Amendment to the Purchase and Sale Agreement, dated as of September 24, 2018, as further amended by that certain Third Amendment to the Purchase and Sale Agreement, dated as of August 21, 2019, as further amended by that certain Fourth Amendment to the Purchase and Sale Agreement, dated as of November 22, 2019, as further amended by that certain Joinder Agreement, dated as of February 18, 2020 (and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Purchase and Sale Agreement”). Each entity from time to time party to the Purchase and Sale Agreement as an originator thereunder is herein referred to as an “Originator” and, collectively, as the “Originators.” Pursuant to the Purchase and Sale Agreement, the Originators have sold and will from time to time continue to sell Receivables and Related Rights to the Seller;
WHEREAS, the Seller, as seller, DXC, as Servicer, the Persons from time to time party thereto as Purchasers (the “Purchasers”) and the Administrative Agent have entered into that certain Receivables Purchase Agreement, dated as of December 21, 2016, as amended by that certain First Amendment to the Receivables Purchase Agreement, dated as of January 24, 2017, as further amended by that certain Second Amendment to the Receivables Purchase Agreement, dated as of September 15, 2017, as further amended by that certain Third Amendment to the Receivables Purchase Agreement, dated as of August 22, 2018, as further amended by that certain Fourth Amendment to the Receivables Purchase Agreement, dated as of September 24, 2018, as further amended by that certain Fifth Amendment to the Receivables Purchase Agreement, dated as of June 25, 2019, as further amended by that certain Sixth Amendment to the Receivables Purchase Agreement, dated as of August 21, 2019, as further amended by that certain Seventh Amendment to the Receivables Purchase Agreement, dated as of November 22, 2019, as further amended by that certain Eighth Amendment to the Receivables Purchase Agreement, dated as of February 18, 2020 (and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”), pursuant to which (i) the Purchasers have made and may continue to make Investments from time to time, (ii) the Seller has granted to the Administrative Agent (on behalf of the Secured Parties) a security interest in the Sold Assets and Seller Collateral and (iii) the Servicer services the Pool Receivables;
WHEREAS, DXC is the performance guarantor under that certain Performance Guaranty, dated as of December 21, 2016, made by CSC in favor of the Guaranteed Party for the benefit of the Secured Parties, as amended by that certain Guarantor Assumption Agreement and Joinder, dated as of April 3, 2017, pursuant to which CSC assigned and the Performance Guarantor assumed all rights, obligations and liabilities as performance guarantor under the Existing Guaranty (as defined below), as further confirmed and acknowledged by DXC pursuant to that certain Confirmation and Acknowledgment, dated as of August 22, 2018, as amended and restated by that certain Amended and Restated Performance Guaranty, dated as of September 24, 2018, as further amended and restated by that certain Second Amended and Restated Performance Guaranty, dated as of August 21, 2019, as further amended and restated by that certain Third Amended and Restated Performance Guaranty, dated as of November 22, 2019 (and as amended, restated or otherwise modified from time to time, the “Existing Guaranty”);
WHEREAS, as of the date hereof, Performance Guarantor is the direct or indirect owner of 100% of the issued and outstanding Capital Stock of the Seller and of each Originator; provided, however, that with respect to CSC Consulting, CSC owns CSC Consulting’s common stock and Class B preferred shares but The Bank of Tokyo-Mitsubishi UFJ, Ltd., Cayman Branch (“BTMU Cayman”), owns CSC Consulting’s Class A participating preferred shares;
WHEREAS, Performance Guarantor’s execution and delivery of this Performance Guaranty are requirements to the continued effectiveness of the Receivables Purchase Agreement;
WHEREAS, Performance Guarantor has determined that its execution and delivery of this Performance Guaranty is in its best interests because, inter alia, Performance Guarantor (individually) and Performance Guarantor and its Affiliates (collectively) will derive substantial direct and indirect benefit from (i) each Originator’s sales of Receivables to the Seller from time to time under the Purchase and Sale Agreement, (ii) the financial accommodations made by the Purchasers to the Seller from time to time under the Receivables Purchase Agreement and (iii) the other transactions contemplated under the Purchase and Sale Agreement and the Receivables Purchase Agreement; and
WHEREAS, the Guaranteed Party, for the benefit of the Secured Parties, and Performance Guarantor desires to amend and restate the Existing Guaranty on the terms and conditions set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Performance Guarantor hereby agrees as follows:
1.Performance Guarantor hereby unconditionally and irrevocably undertakes and assures for the benefit of the Administrative Agent (including, without limitation, as assignee of the Seller’s rights, interests and claims under the Purchase and Sale Agreement), the Purchasers and each of the other Secured Parties the due and punctual performance and observance by each Originator (together with their respective successors and assigns, collectively, the “Covered Entities”, and each, a “Covered Entity”) of the terms, covenants, indemnities, conditions, agreements, undertakings and obligations on the part of such Covered Entity to be performed or observed by it under the Purchase and Sale Agreement, the Receivables Purchase Agreement and each of the other Transaction Documents to which such Covered Entity is a party, including, without limitation, any agreement or obligation of such Covered Entity to pay any indemnity or make any payment in respect of any applicable dilution adjustment or repurchase obligation under any such Transaction Document, in each case on the terms and subject to the conditions set forth in the applicable Transaction Documents as the same shall be amended, restated, supplemented or otherwise modified and in effect from time to time (all such terms, covenants, indemnities, conditions, agreements, undertakings and obligations on the part of the Covered Entities to be paid, performed or observed by them being collectively called the “Guaranteed Obligations”). Without limiting the generality of the foregoing, Performance Guarantor agrees that if any Covered Entity shall fail in any manner whatsoever to perform or observe any of its Guaranteed Obligations when the same shall be required to be performed or observed under any applicable Transaction

Document, then Performance Guarantor will itself duly and punctually perform or observe any of such Guaranteed Obligations capable of performance by Performance Guarantor, or cause to be performed or observed, such Guaranteed Obligations. Performance Guarantor agrees that its obligations under this Performance Guaranty shall be irrevocable. It is expressly acknowledged that this Performance Guaranty is a guarantee of performance only and is not a guarantee of the payment of any Pool Receivables, and there shall be no recourse to Performance Guarantor for any non-payment or delay in payment of any Pool Receivables solely by reason of the bankruptcy, insolvency or lack of creditworthiness of the related Obligor or the uncollectability of any such Pool Receivables or for any Guaranteed Obligations the payment of which could otherwise constitute recourse to Performance Guarantor or any Covered Entity for uncollectible Pool Receivables.
2.    Performance Guarantor absolutely, unconditionally and irrevocably agrees to pay promptly on demand all costs and expenses of the Guaranteed Party, if any (including, without limitation, reasonable and documented counsel fees and out of pocket expenses) in connection with enforcement (whether through negotiation, legal proceedings or otherwise) of its rights under this Performance Guaranty or any other Transaction Document (the “Expense Obligations”).
3.    Performance Guarantor agrees to pay the Guaranteed Obligations and Expense Obligations, regardless of any applicable law now or hereafter in effect in any jurisdiction affecting any terms of any Transaction Document or the rights of the Guaranteed Party with respect thereto, and notwithstanding a discharge in bankruptcy of all or any part of the Covered Entities’ obligations under the Transaction Documents. The liability of Performance Guarantor hereunder shall be an absolute and primary obligation of payment and the Guaranteed Party shall not be required to first (i) proceed against any Covered Entity; (ii) proceed against or exhaust any security held from any Covered Entity; or (iii) pursue any other remedies it may have, including remedies against other guarantors.
4.    Performance Guarantor unconditionally and irrevocably waives promptness, diligence, notice of acceptance hereof, and all other notices and demands of any kind to which Performance Guarantor may be entitled as a guarantor (other than as expressly provided in this Performance Guaranty), including, without limitation, demands of payment and notices of nonpayment, default, protest and dishonor to any Covered Entity. Performance Guarantor further hereby waives notice of, consents to, and irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the following: (a) any agreement or arrangement for payment, extension or subordination, of the whole or any part of any Covered Entity’s obligations under the Transaction Documents, (b) the modification, amendment, waiver or consent to departure of any of the terms of the Transaction Documents, including, without limitation, in the time, place or manner of payment or any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Covered Entity or otherwise, (c) the forbearance by the Guaranteed Party in the exercise of any rights against any Covered Entity, (d) the change in location or release of any collateral of any Covered Entity (if any) or the taking of a security interest in any additional or substituted collateral of any Covered Entity (if any), (e) any lack of validity or enforceability of any Transaction Document or any agreement or instrument relating thereto, (f) any defense arising by reason of any claim or defense based upon an election of remedies by the Guaranteed Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of Performance Guarantor or other rights of Performance Guarantor to proceed against any Covered Entity, (g) any defense based on the right of set-off or counterclaim against or in respect of the obligations owed by any Covered Entity under the Transaction Documents, or (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Guaranteed Party that might otherwise constitute a defense available to, or a discharge of any Covered Entity or any other guarantor or surety. The only defenses Performance Guarantor shall have under this Performance Guaranty are the defenses described in Section 12 and the payment in full of the Guaranteed Obligations and Expense Obligations.

5.    This Performance Guaranty will continue to be effective or will be reinstated, as the case may be, if at any time any payment made to the Guaranteed Party of any of the Guaranteed Obligations is rescinded or must be returned upon the occurrence of any bankruptcy proceeding of any Covered Entity, as if such payment had not been made.
6.    This Performance Guaranty is a continuing guaranty and shall continue in full force and effect until terminated pursuant to the last sentence of this Section 6. Upon the Final Payout Date, this Performance Guaranty shall automatically terminate (subject to the reinstatement provisions set forth in Section 5 of this Performance Guaranty).
7.    Performance Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any Covered Entity that arise from the existence, payment, performance or enforcement of this Performance Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Guaranteed Party against such Covered Entity, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, unless and until all of the Guaranteed Obligations and Expense Obligations shall have been paid in full in cash. If any amount shall be paid to Performance Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full in cash of the Guaranteed Obligations and Expense Obligations, such amount shall be received and held in trust for the benefit of the Guaranteed Party, and shall forthwith be paid or delivered to the Guaranteed Party in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and Expense Obligations, as applicable, and all other amounts payable under this Performance Guaranty.
8.    TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, PERFORMANCE GUARANTOR AND THE GUARANTEED PARTY HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS PERFORMANCE GUARANTY. Any assignee of the Guaranteed Party permitted by the Transaction Documents and all subsequent assignees permitted by the Transaction Documents shall have all of the rights of the Guaranteed Party hereunder and may enforce this Performance Guaranty with the same force and effect as if such Performance Guaranty were given to such assignee in the first instance. The invalidity, illegality or unenforceability of any provision of this Performance Guaranty shall not affect the validity, legality or enforceability of any of its other provisions. THIS PERFORMANCE GUARANTY, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. This Performance Guaranty shall be binding on Performance Guarantor and its successors and assigns.
9.    PERFORMANCE GUARANTOR AND THE GUARANTEED PARTY HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PERFORMANCE GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY. PERFORMANCE GUARANTOR AND THE GUARANTEED PARTY WAIVE, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. PERFORMANCE GUARANTOR CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR

PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS DIRECTED TO UNDERSIGNED AT ITS ADDRESS SET FORTH BELOW.
10.    Performance Guarantor represents and warrants to each Secured Party as of the date hereof, on each Settlement Date and on the day of each Investment, Release and delivery of an Information Package:
(a)Organization and Good Standing. Performance Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. Performance Guarantor is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions which require such qualification, except to the extent that failure to so qualify would not have a Material Adverse Effect.
(b)    Power and Authority; Due Authorization. Performance Guarantor has all necessary corporate power and authority to (i) execute and deliver this Performance Guaranty and the other Transaction Documents to which it is a party and (ii) perform its obligations under this Performance Guaranty and the other Transaction Documents to which it is a party and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Performance Guaranty and the other Transaction Documents to which it is a party have been duly authorized by Performance Guarantor by all necessary corporate action.
(c)    Binding Obligations. This Performance Guaranty and each of the other Transaction Documents to which it is a party constitute legal, valid and binding obligations of Performance Guarantor, enforceable against Performance Guarantor in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
(d)    No Conflict or Violation. The execution, delivery and performance of, and the consummation of the transactions contemplated by, this Performance Guaranty and each other Transaction Document to which Performance Guarantor is a party, and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, the organizational documents of Performance Guarantor or any material indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other material agreement or instrument to which Performance Guarantor is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any material Adverse Claim (other than Permitted Adverse Claims) upon any of its properties pursuant to the terms of any such indenture, credit agreement, loan agreement, agreement, mortgage, deed of trust or other material agreement or instrument, other than this Performance Guaranty and the other Transaction Documents or (iii) conflict with or violate any Applicable Law, except in each case to the extent that any such conflict, breach, default, Adverse Claim or violation could not reasonably be expected to have a Material Adverse Effect.
(e)    Litigation and Other Proceedings. There is no action, suit, proceeding or investigation pending, or to Performance Guarantor’s actual knowledge threatened, against Performance Guarantor before any Governmental Authority: (i) asserting the invalidity of this Performance Guaranty or any of the other Transaction Documents to which Performance Guarantor is a party or any of the transactions contemplated hereby or thereby; or (ii) except as publicly disclosed in reports filed under the Exchange Act prior to the date hereof, which individually or in the aggregate for all such actions, suits, proceedings and investigations, could reasonably be expected to have a Material Adverse Effect.

(f)    No Consents. Performance Guarantor is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization or declaration of or with any Governmental Authority in connection with the execution, delivery, or performance of this Performance Guaranty or any other Transaction Document to which it is a party that has not already been obtained, except (i) where the failure to obtain such consent, license, approval, registration, authorization or declaration could reasonably be expected to have a Material Adverse Effect or (ii) filings with the SEC to the extent required by Applicable Law.
(g)    Compliance with Applicable Law. Performance Guarantor (i) has maintained in effect all qualifications required under Applicable Law applicable to Performance Guarantor and (ii) has complied with all Applicable Laws applicable to Performance Guarantor, except to the extent the failure to maintain such qualifications or comply with such Applicable Laws could not reasonably be expected to have a Material Adverse Effect.
(h)    Accuracy of Information. All certificates, reports, statements, documents and other information furnished to the Administrative Agent or any other Secured Party by Performance Guarantor pursuant to any provision of this Performance Guaranty or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Performance Guaranty or any other Transaction Document, taken together with any information contained in the public filings made by Performance Guarantor with the SEC pursuant to the 1934 Act, are, at the time the same are so furnished, complete and correct in all material respects on the date the same are furnished to the Administrative Agent or such other Secured Party, and do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made; provided, that, with respect to projected financial information provided by or on behalf of Performance Guarantor, Performance Guarantor represents only that such information was prepared in good faith by management of Performance Guarantor on the basis of assumptions believed by such management to be reasonable as of the time made.
(i)    Other Transaction Documents. Each representation and warranty made by Performance Guarantor under each other Transaction Document to which it is a party is true and correct in all material respects as of the date when made.
(j)    Investment Company Act. Performance Guarantor is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act.
(k)    Anti-Corruption Laws and Sanctions. Performance Guarantor has implemented and maintains in effect policies and procedures designed to promote and achieve compliance by Performance Guarantor, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Performance Guarantor, its Subsidiaries and to the knowledge of Performance Guarantor its directors, officers, employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (i) Performance Guarantor, any Subsidiary of Performance Guarantor or to the knowledge of Performance Guarantor any of the directors or officers of Performance Guarantor, (ii) to the knowledge of Performance Guarantor or such Subsidiary, any director or officer of any Subsidiary of Performance Guarantor or (iii) to the knowledge of Performance Guarantor, any employee or agent of Performance Guarantor or any Subsidiary that will act in any capacity in connection with or benefit from the facility established under the Transaction Documents, is a Sanctioned Person.
(l)    Financial Condition. The audited consolidated balance sheet of Performance Guarantor and its consolidated Subsidiaries as of April 1, 2019 and the related audited statements of income and shareholders’

equity of Performance Guarantor and its consolidated Subsidiaries for the fiscal year then ended, copies of which have been furnished to the Administrative Agent and the Group Agents, present fairly in all material respects the consolidated financial position of Performance Guarantor and its consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied.
(m)    Solvency. Performance Guarantor is Solvent.
(n)    Separateness. Performance Guarantor is aware that the Administrative Agent and the other Secured Parties have entered into the Receivables Purchase Agreement in reliance on the Seller being a separate entity from Performance Guarantor and Performance Guarantor’s other Affiliates (including, without limitation, the Covered Entities) and has taken such actions and implemented such procedures as are necessary on its part to ensure that Performance Guarantor and each of its Affiliates (including, without limitation, the Covered Entities) will take all steps necessary to maintain the Seller’s identity as a separate legal entity from Performance Guarantor and its Affiliates (including, without limitation, the Covered Entities) and to make it manifest to third parties that the Seller is an entity with assets and liabilities distinct from those of Performance Guarantor and its Affiliates (including, without limitation, the Covered Entities).
(o)    ERISA. Except as disclosed in reports filed under the Exchange Act by Performance Guarantor prior to the date hereof:
(i)    No ERISA Event has occurred or is reasonably expected to occur (other than for premiums payable under Title IV of ERISA), that would reasonably be expected to result in a liability to Performance Guarantor or its ERISA Affiliates of more than $250,000,000 over the amount previously reflected for any such liabilities, in accordance with GAAP, on the financial statements delivered pursuant to Section 8.02(b)(v) of the Receivables Purchase Agreement;
(ii)    Schedule B (Actuarial Information) to Performance Guarantor’s most recently completed annual report (Form 5500 Series) for each Pension Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Administrative Agent, is complete and, to the best knowledge of Performance Guarantor, accurate, and since the date of such Schedule B there has been no change in the funding status of any such Pension Plan except any change that would not reasonably be expected to have a material adverse effect on the business, financial condition or operations of Performance Guarantor and its Subsidiaries, taken as a whole;
(iii)    As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability to Performance Guarantor or any of its ERISA Affiliates for a complete withdrawal from such Multiemployer Plan, when aggregated with such potential liability for a complete withdrawal for all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed $250,000,000;
(iv)    Performance Guarantor and each of its ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan except for any such failure to perform or comply that would not reasonably be expected to have a material adverse effect on the business, financial condition or operations of Performance Guarantor and its Subsidiaries, taken as a whole;
(v)    Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service that the Employee Benefit

Plan is so qualified (or a timely application for such a determination letter is pending), and to the best of Performance Guarantor’s knowledge, the Employee Benefit Plan has not been operated in any way that would result in the Employee Benefit Plan no longer being so qualified except as would not reasonably be expected to have a material adverse effect on the business, financial condition or operations of Performance Guarantor and its Subsidiaries, taken as a whole; and
(vi)    Neither Performance Guarantor nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is insolvent, in reorganization or has been terminated or has been determined to be in “endangered” or “critical” status, within the meaning of Title IV of ERISA, and, to the best knowledge of Performance Guarantor, no Multiemployer Plan is reasonably expected to be insolvent, in reorganization or to be terminated or to be determined to be in “endangered” or “critical” status within the meaning of Title IV of ERISA, in each case, resulting in liability to Performance Guarantor or its ERISA Affiliates of more than $250,000,000.
(p)    Preliminary Statements. The statements set forth in the preliminary statements to this Performance Guaranty are true and correct.
(q)    Reaffirmation of Representations and Warranties. On the date of each Investment, on the date of each Release, on each Settlement Date and on the date each Information Package is delivered to the Administrative Agent or any Group Agent under the Receivables Purchase Agreement, Performance Guarantor shall be deemed to have certified that (i) all representations and warranties of Performance Guarantor hereunder are true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation or warranty shall be true and correct as made) on and as of such day as though made on and as of such day, except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation or warranty shall be true and correct as made) as of such date) and (ii) no Event of Termination, Non-Reinvestment Event, Unmatured Event of Termination or Unmatured Non-Reinvestment Event has occurred and is continuing or will result from such Investment or Release.
11.    Performance Guarantor covenants and agrees that, from the date hereof until the Final Payout Date, Performance Guarantor will observe and perform all of the following covenants:
(a)    Ownership and Control. Performance Guarantor shall continue to own, directly or indirectly, 100% of the issued and outstanding Capital Stock and other equity interests of each Originator and the Seller; provided, however, that with respect to CSC Consulting, CSC shall continue to own only CSC Consulting’s common stock and Class B preferred shares but not CSC Consulting’s Class A participating preferred shares. Without limiting the generality of the foregoing, Performance Guarantor shall not permit the occurrence of any Change in Control.
(b)    Existence. Performance Guarantor shall keep in full force and effect its existence and rights as a corporation under the laws of the State of Nevada, and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Performance Guaranty, the other Transaction Documents and the Sold Assets and Seller Collateral except to the extent the failure to maintain such qualification could not reasonably be expected to have a Material Adverse Effect.
(c)    Compliance with Laws. Performance Guarantor will comply with all Applicable Laws to which it may be subject, except to the extent any non-compliance would not reasonably be expected to have a Material Adverse Effect.

(d)    Sale of Assets. Performance Guarantor will not, and will not permit any Covered Entity to, directly or indirectly sell, transfer, assign, convey or lease whether in one or a series of transactions, all or substantially all of its assets (other than in accordance with the Transaction Documents), unless (i) the Guaranteed Party has received thirty (30) days’ prior notice thereof, (ii) no Event of Termination, Unmatured Event of Termination, Non-Reinvestment Event or Unmatured Non-Reinvestment Event has occurred and is continuing or would result immediately after giving effect thereto, (iii) the Guaranteed Party has received executed copies of all documents, certificates and opinions (including, without limitation, opinions relating to bankruptcy and UCC matters) as the Guaranteed Party shall reasonably request, (iv) if Performance Guarantor is not the surviving entity, the surviving entity provides an acknowledgment or reaffirmation of its obligations hereunder and under the other Transaction Documents to which it (or the applicable non-surviving entity) was a party, and (v) Performance Guarantor has promptly executed (if necessary) and delivered all further instruments and documents, and has taken all further actions, that may be necessary or desirable, or that the Guaranteed Party may reasonably request, to enable the Guaranteed Party (on behalf of the Secured Parties) to exercise and enforce their respective rights and remedies under this Performance Guaranty.
(e)    Actions Contrary to Separateness. Performance Guarantor will not take any action inconsistent with the terms of Section 8.03 of the Receivables Purchase Agreement.
12.    Except as otherwise provided in this Performance Guaranty, Performance Guarantor shall be under no greater obligation or greater liability under this Performance Guaranty in relation to any Guaranteed Obligation than Performance Guarantor would have been under the Transaction Documents if Performance Guarantor had been named as an Originator in the Transaction Documents and any defenses available to an Originator in respect of its obligations under the Transaction Documents or otherwise shall be available to Performance Guarantor, and Guaranteed Party may not recover under the Transaction Documents, this Performance Guaranty or otherwise for the same loss more than once. For the avoidance of doubt, this Section shall not be construed as superseding or derogating from the agreements and waivers set forth in Sections 3 or 4 above.
13.    Unless otherwise defined herein, capitalized terms defined in the Receivables Purchase Agreement and used herein shall have the meanings given to them in the Receivables Purchase Agreement.
14.    Performance Guarantor acknowledges that each Secured Party may assign its rights, remedies, powers and privileges under this Performance Guaranty to the extent permitted in the Receivables Purchase Agreement. Performance Guarantor agrees that the Guaranteed Party and the Secured Parties shall have the right to enforce this Performance Guaranty and to exercise directly all of its rights, remedies, powers and privileges under this Performance Guaranty (including the right to give or withhold any consents or approvals to be given or withheld by it under this Performance Guaranty) and Performance Guarantor agrees to cooperate fully with the Guaranteed Party and the Secured Parties in the exercise of such rights, remedies, powers and privileges.
15.    No amendment or waiver of any provision of this Performance Guaranty shall be effective unless the same shall be in writing and signed by the Guaranteed Party and Performance Guarantor, and no consent to any departure by Performance Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Guaranteed Party, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
16.    All notices and other communications hereunder shall, unless otherwise stated herein, be in writing and unless otherwise stated shall be made by email or letter to each party hereto, at its address set forth under its name on Schedule III of the Receivables Purchase Agreement or at such other address as shall be designated by such party in a written notice to the other parties hereto. All notices, requests and demands shall be deemed to have been duly given or made (a) when dispatched by email during the recipient’s normal business hours when the confirmation showing the completed transmission has been received, or (b) if mailed via a reputable international courier, when it has been left at the relevant address or five (5) Business Days after being delivered to such reputable international courier, in an envelope addressed to the applicable person at that address and to the attention of the person(s) set forth above. Each party to this Performance Guaranty shall promptly inform the other parties hereto of any changes in their respective addresses, email address specified herein.
17.    This Performance Guaranty is the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Performance Guaranty or any provision hereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Performance Guaranty, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.
18.    The Administrative Agent and the other Secured Parties may at any time during the continuance of an Event of Termination, setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby waived) any deposits and any other indebtedness held or owing by such Person (including by any branches or agencies of such Person) to, or for the account of, Performance Guarantor against the obligations owing by Performance Guarantor hereunder (even if contingent or unmatured); provided that such Person shall notify Performance Guarantor promptly following such setoff.
19.    On the date hereof, the Existing Guaranty shall be amended, restated and superseded in its entirety by this Performance Guaranty. Performance Guarantor acknowledges and agrees that (i) this Performance Guaranty does not constitute a novation or termination of the Existing Guaranty as in effect immediately prior to the effectiveness of this Performance Guaranty and (ii) the obligations of Performance Guarantor under the Existing Guaranty as in effect immediately prior to the effectiveness of this Performance Guaranty are in all respects continuing (as amended and restated hereby) with only the terms thereof being modified as provided in this Performance Guaranty. Each reference to the Existing Guaranty or the “Performance Guaranty” in any Transaction Document shall be deemed to be a reference to this Performance Guaranty as amended and restated hereby.

[Signature page follows.]

Dated effective as of the date first written above.
DXC TECHNOLOGY COMPANY, a Nevada corporation
By /s/ Paul N. Saleh
Name: Paul N. Saleh
Title: Executive Vice President and Chief Financial Officer

By /s/ William L. Deckelman, Jr.
Name: William L. Deckelman, Jr.
Title: Executive Vice President, General Counsel and Secretary

NOTICE ADDRESS:
DXC TECHNOLOGY COMPANY
1775 Tysons Boulevard
Tysons, VA 22102
USA
Attention: Executive Vice President, General Counsel and Secretary

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Christopher Blaney
Name: Christopher Blaney
Title: Senior Vice President